                 [LOGO OF OMNIPOINT CORPORATION APPEARS HERE]

                            3 BETHESDA METRO CENTER
                                   SUITE 400
                           BETHESDA, MARYLAND 20814
                                (301) 951-2500

      NOTICE OF ANNUAL MEETING OF STOCKHOLDERSTO BE HELD ON MAY 29, 1997

  The Annual Meeting of Stockholders (the "Annual Meeting") of Omnipoint Corporation, a Delaware corporation (the "Company"), will be held on Thursday, May 29, 1997, at 2:00 p.m., local time, at the offices of Piper & Marbury L.L.P., 1200 Nineteenth Street, N.W., Suite 700, Washington, D.C. 20036 for the following purposes:

    1. To elect eight (8) directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected or appointed;

    2. To approve the adoption of the Omnipoint 1997 Omnibus Stock Plan;

    3. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1997; and

    4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

  The foregoing matters are described in more detail in the enclosed Proxy Statement.

  The Board of Directors has fixed the close of business on April 15, 1997, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof.

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. YOU WILL BE MOST WELCOME AT THE MEETING AND MAY THEN VOTE IN PERSON IF YOU SO DESIRE, EVEN THOUGH YOU MAY HAVE EXECUTED AND RETURNED THE PROXY. ANY STOCKHOLDER WHO EXECUTES SUCH A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED.

                                          By Order of the Board of Directors,

                                          /s/ Edwin M. Martin, Jr.,


                                          Edwin M. Martin, Jr.,
                                          Secretary

Bethesda, Maryland
April 28, 1997

                 [LOGO OF OMNIPOINT CORPORATION APPEARS HERE]

                            3 BETHESDA METRO CENTER
                                   SUITE 400
                           BETHESDA, MARYLAND 20814
                                (301) 951-2500

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Omnipoint Corporation, a Delaware corporation (the "Company"), of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 29, 1997 at 2:00 p.m., local time, at the offices of Piper & Marbury L.L.P., 1200 Nineteenth Street, N.W., Washington, D.C. 20036, and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders are first being mailed to stockholders on or about April 28, 1997.

                               VOTING SECURITIES

  Only stockholders of record on the books of the Company as of 5:00 p.m., April 15, 1997 (the "Record Date"), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 51,333,323 shares of Common Stock outstanding, entitled to one vote per share.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

  The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by delivering to the Company (Attention: Bradley E. Sparks) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR the adoption of the Omnipoint 1997 Omnibus Stock Plan, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

  The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

                     PROPOSAL NO 1: ELECTION OF DIRECTORS

  Eight directors are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors are elected or appointed. The eight nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable to unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board of Directors may be reduced in accordance with the Bylaws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

  In respect of such nominees, the following information is furnished:

  Douglas G. Smith, age 43, founded the Company in June 1987 and has continuously served as Chairman of the Board, President and Chief Executive Officer. From 1985 to 1987, he was one of four professionals in a small venture capital fund focusing on opportunities in the electronic information industry. From 1980 to 1985, he founded and managed the Investment Data Systems Division of Strategic Information (a division of Ziff-Davis Publishing). He received his M.B.A. from the Harvard Business School, an M.A. from Oxford University and his B.A. from Georgetown University.

  George F. Schmitt, age 53, has served as President of Omnipoint Communications Inc., a subsidiary of the Company ("OCI"), Executive Vice President of the Company and Director since October 1, 1995. Prior to joining Omnipoint, from November 1994 to September 1995, Mr. Schmitt was President and Chief Executive Officer of PCS PrimeCo, a personal communications service partnership formed by AirTouch Communications, Inc. ("AirTouch"), Bell Atlantic Corporation, NYNEX Corporation and US West Inc. From November 1993 to November 1994, Mr. Schmitt was Executive Vice President, International Operations of AirTouch. From January 1990 to March 1994 he served as Vice President of Pacific Telesis Group, a predecessor to AirTouch, and was given the responsibility of building and operating the first digital cellular system in the world, the D2 GSM network in Germany in 1990. Prior to January 1990, Mr. Schmitt held various management positions with Pacific Telesis Group and Pacific Bell. Mr. Schmitt is a member of the Board of Directors of Objective Systems Integrators, Inc. Mr. Schmitt received his MSM degree from Stanford and a B.A. from St. Mary's College of California.

  Richard L. Fields, age 40, has served as a Director of the Company since September 1991. Since February 1994, Mr. Fields has been a Managing Director and Executive Vice President of Allen & Company Incorporated ("Allen"), and prior to such time he was a Vice President of Allen.

  Paul J. Finnegan, age 44, has served as a Director of the Company since August 1993. Since January 1993, Mr. Finnegan has been Vice President of Madison Dearborn Partners, Inc., the general partner of the general partner of Madison Dearborn Capital Partners, L.P. Previously, he served in various positions at First Capital Corporation of Chicago and its affiliates. Mr. Finnegan currently serves as a director of The Skyline Fund.

  Evelyn Goldfine, age 50, has served as a Director of the Company since October 1991. Ms. Goldfine is a private venture investor who joined the Company as Director of Administration in 1990, and became Chief Administrative Officer in 1994. She is a certified public accountant and holds a B.A. degree from the City University of New York and an accounting degree from Bentley College.

  Arjun Gupta, age 36, has served as a Director of the Company since August 1995. Mr. Gupta is a partner of Telesoft Partners, which he founded in January 1997. From August 1994 to December 1996, Mr. Gupta was a Vice President of Chatterjee Management Company. From November 1993 to July 1994, Mr. Gupta was a private consultant. Prior to that, from June 1993, he was with Kleiner Perkins Caufield & Byers and from October 1989 through June 1993, Mr. Gupta was with McKinsey & Company.

  James N. Perry, Jr., age 36, has been a Director of the Company since August 1993. In January 1993, he became Vice President of Madison Dearborn Partners, Inc. Previously, Mr. Perry served in various positions at First Capital Corporation of Chicago and its affiliates. Mr. Perry currently serves as a director of Clearnet Communications, Inc.

  James J. Ross, age 58, has been Vice-Chairman of the Board since 1989. Mr. Ross is a private venture investor. Since February 1995, Mr. Ross has been Of Counsel in the law firm of Becker Ross Stone DeStefano & Klein and prior to such time, he was a partner at such firm.

  Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                     THE BOARD OF DIRECTORS AND COMMITTEES

  The Company's Board of Directors met ten times during 1996. Except for Messrs. Gupta and Finnegan, all of the directors attended more than 75% of all meetings of the Board and meetings of Committees of the Board of Directors on which such directors served.

  The Audit Committee currently consists of Messrs. Finnegan and Ross and met once during 1996. This Committee reviews and supervises the financial controls of the Company, including selecting the firm of independent accountants to audit the financial statements of the Company and monitoring the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting.

  The Compensation Committee currently consists of Messrs. Fields, Gupta and Perry and met twice during 1996. This Committee establishes and reviews annually the Company's general compensation policies applicable to the Company's executive officers, reviews and approves the level of compensation awarded to the Company's Chief Executive Officer and other executive officers, and prepares and delivers annually to the Board of Directors a report disclosing compensation policies applicable to the Company's executive officers and the bases for the Chief Executive Officer's compensation during the last fiscal year. The Compensation Committee also administers the Company's Amended and Restated 1990 Stock Option Plan and the Omnipoint 1997 Omnibus Stock Plan. In addition, the Compensation Committee determines the recipients and terms of any non-plan grants, sales and awards of the Company's securities to employees, officers, directors and consultants of the Company.

  The Board of Directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board of Directors will consider recommendations from stockholders, which should be addressed to Edwin M. Martin, Jr., Secretary of the Company, at the Company's address.

  Directors do not receive any fees for service on the Board of Directors. Non-employee directors are reimbursed for their out-of-pocket travel expenses for each Board of Directors and Committee meeting attended. Mr. Ross provides for a fee consulting services involving business development and investor and government relations.

                              EXECUTIVE OFFICERS

  In addition to Messrs. Smith and Schmitt and Ms. Goldfine, the following are the executive officers of the Company:

  Kjell S. Andersson, age 54, was named Executive Vice President of Omnipoint Corporation and President of the Technology Division in February 1997. Prior to joining the Company, he was Executive Vice President and General Manager of Ericsson Radio Systems AB for five years. Before that, he was President and CEO of Ericsson Radio Access AB, which designed, produced, and distributed radio base stations. From 1982 to 1990, Mr. Andersson served in various executive level positions with Ericsson Radar Electronics AB and prior to that, spent nine years in engineering, marketing and general management positions with SATT Electronics AB. Mr. Andersson holds an MSc degree in Electronic Engineering from the Royal Institute of Technology in Stockholm.

  Bradley E. Sparks, age 50, became the Chief Financial Officer of Omnipoint Corporation in April 1995. Prior to that time, he was employed with MCI Communications Corporation, an international telecommunications company where from 1993 to 1995, he held the position of Vice President and Controller and, from 1988 to 1993, served as Vice President and Treasurer. Prior to MCI, he worked for Ryder System, Inc. for over twelve years in various financial management positions. Mr. Sparks holds a B.S. degree from the U.S. Military Academy at West Point and a M.S. degree in Management from the Alfred P. Sloan School of Management at MIT. He is a certified public accountant.

  Harry Plonskier, age 44, became Vice President, Finance of Omnipoint Communications Inc. in July 1994. From 1986 to 1992 Mr. Plonskier served as Chief Financial Officer of Cellular One of New York (the McCaw/LIN cellular system) and prior to that, he served as Controller. Mr. Plonskier holds an M.B.A. and a B.A. from the University of Michigan.

  All executive officers hold office until their successors are appointed.

  There are no family relationships among any of the directors or executive officers of the Company.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain annual compensation information for the Company's Chief Executive Officer and the other four most highly paid executive officers of the Company whose annual salary exceeded $100,000 as of December 31, 1996 (collectively, the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                                             LONG-
                                                                       TERM COMPENSATION
                                 ANNUAL COMPENSATION                        AWARDS
                        -------------------------------------------- ----------------------
                                                                     RESTRICTED   OPTIONS
       NAME AND                                       OTHER ANNUAL     STOCK     (IN NUMBER
  PRINCIPAL POSITION    YEAR  SALARY     BONUS(1)    COMPENSATION(2)   AWARDS    OF SHARES)
  ------------------    ---- --------    --------    --------------- ----------  ----------
Douglas G. Smith(3).... 1996 $212,500    $127,500        $27,300        --             --
 President and Chief    1995  175,625     100,350         28,928        --             --
 Executive Officer      1994  110,000     115,000(4)      15,996        --             --
George F. Schmitt...... 1996  212,500     127,500          7,750        --             --
 Executive Vice Presi-
  dent                  1995   36,458(5)   50,000            --         $ 0(6)   1,062,500
                        1994      --          --             --         --             --
Randall R. Meals....... 1996  175,000           0         62,700(7)     --             --
 Chief Operating Offi-
  cer,                  1995  175,000      12,000        111,930(8)     --         125,000(10)
 Technology Division    1994   12,676           0            263          0(9)     125,000(11)
Bradley E. Sparks...... 1996  154,896      40,000         19,875(12)    --             --
 Chief Financial        1995  100,938      28,500          5,298          0(13)    100,000
 Officer                1994      --          --             --         --             --
Harry Plonskier........ 1996  134,250      32,280          6,000        --           8,000(14)
 Vice President--Fi-
  nance,                1995  127,312      25,925         13,986        --          37,759(10)
 Omnipoint Communica-
  tions                 1994   62,500      12,500         16,904        --          37,759(11)

--------
 (1) The Company's executive officers are eligible for annual cash bonuses. Such bonuses are generally based upon achievement of corporate and individual performance objectives determined by the Compensation Committee; however, certain bonuses are specified in employment agreements.
 (2) Includes amounts reimbursed in connection with a supplemental benefit program and premiums on life insurance.
 (3) "Other Annual Compensation" includes office allowances for all years.
 (4) Represents several bonuses earned in 1994 based on performance goals and paid in July 1995.
 (5) Mr. Schmitt joined the Company in October 1995. His annual salary for fiscal 1995 would have been $175,000 if he were with the Company for the entire year.
 (6) Represents 125,000 shares of Common Stock at a value of $6.00 per share on the date of the restricted stock grant, net of $6.00 per share paid by the Named Officer. The aggregate value of such shares at December 31, 1995, based on a fair market value of $14.00 per share, net of consideration, was $1 million.
 (7) Mr. Meals resigned from the Company on January 31, 1997. This amount includes $58,500 for forgiveness of a loan in accordance with Mr. Meal's termination agreement. See "Employment Agreements."
 (8) Includes $54,250 for forgiveness of a loan and $53,315 for relocation expenses in accordance with Mr. Meals' employment agreement.
 (9) Represents 25,000 shares of Common Stock at a value of $10.00 per share on the date of the restricted stock grant, net of $10.00 per share paid by the Named Officer. The aggregate value of such shares at December 31, 1995, based on a fair market value of $14.00 per share, net of consideration, was $100,000.
(10) Represents the repricing in 1995 of options which were originally granted in 1994 and which vest over five years.
(11) Represents options which were subsequently cancelled in connection with their repricing in 1995.

(12) Includes $16,275 for forgiveness of a loan in accordance with Mr. Sparks' employment agreement. See "Employment Agreements."
(13) Represents 12,500 shares of Common Stock at a value of $6.00 per share on the date of the restricted stock grant, net of $6.00 per share paid by the Named Officer. Such shares vest in annual installments over five years, beginning April 1996. The aggregate value of such shares at December 31, 1995, based on a fair market value of $14.00 per share, net of consideration, was $100,000.
(14) Includes options for 3,000 shares, which were granted below fair market value.

  The following table contains further information concerning the stock option grants made to each of the Named Officers during the fiscal year ended December 31, 1996.

                     OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                              POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED
                                                                             ANNUAL RATES OF STOCK
                                                                             PRICE APPRECIATION FOR
                                         INDIVIDUAL GRANTS                      OPTION TERM (4)
                         --------------------------------------------------- ----------------------
                                     % OF TOTAL
                          NUMBER OF   OPTIONS
                         SECURITIES  GRANTED TO
                         UNDERLYING  EMPLOYEES  EXERCISE OR
                           OPTIONS   IN FISCAL  BASE PRICE
          NAME           GRANTED (1)  YEAR (2)    ($/SH)     EXPIRATION DATE     5%         10%
          ----           ----------- ---------- -----------  --------------- ---------- -----------
Douglas G. Smith........      --        --           --               --            --          --
Randall R. Meals........      --        --           --               --            --          --
Harry Plonskier.........    5,000        *        $29.00(3)     10/1/2006    $   91,190 $   231,093
                            3,000        *          0.01        10/1/2006         19.00       47.00
George F. Schmitt.......      --        --           --               --            --          --
Bradley E. Sparks.......      --        --           --               --            --          --

--------
*  Less than 1%.
(1) Stock options vest over five years, 20% in the first year and on an annual basis thereafter, provided that such officer remains continuously employed by the Company.
(2) Based on options to purchase 1,104,568 shares granted in fiscal 1996.
(3) These options were granted with exercise prices equal to the fair market value, as determined by the Board of Directors, on the grant date.
(4) These amounts are based on compounded annual rates of stock price appreciation of five and ten percent over the 10-year term of the options, are mandated by rules of the Securities and Exchange Commission and are not indicative of expected stock performance. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock, overall market conditions, as well as the option holders' continued employment throughout the vesting period. The amounts reflected in this table may not necessarily be achieved or may be exceeded. The indicated amounts are net of the option exercise price but before taxes that may be payable upon exercise.

  The following table sets forth certain information regarding options to purchase Common Stock held as of December 31, 1996 by each of the Named Officers. None of such Named Officers exercised any options during the year ended December 31, 1996.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                              VALUE OF UNEXERCISED IN-
                         NUMBER OF SECURITIES UNDERLYING                THE-
                          UNEXERCISED OPTIONS AT FISCAL           MONEY OPTIONS AT
                                    YEAR END                     FISCAL YEAR END (1)
                         ----------------------------------   -------------------------
NAME                      EXERCISABLE       UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
----                     ---------------   ----------------   ----------- -------------
Douglas G. Smith........               --                 --         --           --
Harry Plonskier.........            28,547             17,212 $  378,248   $  179,779
Randall R. Meals(2).....            50,000             75,000    662,500      993,750
George F. Schmitt.......           100,000            962,500  1,159,375    5,450,000
Bradley E. Sparks.......            33,320             66,680    441,490      883,511

--------
(1) Calculated on the basis of $19.25 per share, the fair market value of the Common Stock at December 31, 1996, less the exercise price payable for such shares, multiplied by the number of shares underlying the option.
(2) Includes options for 20,000 shares which will expire on April 30, 1997. Excludes options for 75,000 shares which were cancelled following Mr. Meals' resignation from the Company in January 1997.

                             EMPLOYMENT AGREEMENTS

  The Company and OCI entered into an employment agreement with Mr. Schmitt effective October 1, 1995, which provides for an initial annual salary of $175,000, which is guaranteed by the Company, in addition to certain other benefits. Pursuant to the agreement, Mr. Schmitt serves as President of OCI and Executive Vice President of the Company. Mr. Schmitt is eligible for an annual bonus of up to $50,000 or such greater amount as determined by the Compensation Committee. In the event the agreement is terminated without cause by the Company or upon the occurrence of certain events, for a period of up to two years following termination, Mr. Schmitt is entitled to receive severance compensation in the amount of the base salary, bonus compensation and medical benefits for the most recent 12-month period which would otherwise be payable to Mr. Schmitt. Mr. Schmitt's employment agreement also provides for a special bonus to be paid to him to cover the principal and interest payments due under a note from Mr. Schmitt to the Company for the purchase of 125,000 shares of Common Stock. Mr. Schmitt's shares are subject to a five year repurchase option by the Company that declines by 20% per year (a "Five Year Repurchase Option"). Mr. Schmitt's employment agreement provides that during the employment period and for two years thereafter, Mr. Schmitt will not engage in the business of providing wireless personal communication services anywhere in the territory covering the New York MTA or other geographic regions covered by licenses for which Mr. Schmitt has managerial responsibility.

  The Company granted to Mr. Schmitt an option to purchase 437,500 shares at a purchase price of $6.00 per share; an option to purchase 250,000 shares at a purchase price of $16.00 per share; an option to purchase 250,000 shares at a purchase price of $20.00 per share and an option to purchase 125,000 shares at a purchase price of $24.00 per share. All options vest in annual installments over a five year period except the 125,000 share option which vests as to 12,500 shares on the first anniversary of the grant, 25,000 shares on each of the next four anniversaries and 12,500 shares on the sixth anniversary.

  On April 17, 1995, Mr. Sparks entered into an employment agreement with the Company, pursuant to which Mr. Sparks serves as Vice President, Finance and Chief Financial Officer of the Company. The agreement provides for an initial annual base salary of $142,500, in addition to certain other benefits. Mr. Sparks participates in the Executive Bonus Plan whereby he is eligible for annual bonus payments in an amount up to 20% of his base salary, at the discretion of the Chief Executive Officer and the Board of Directors. See "-- Executive Bonus

Plan." Upon termination of the agreement by the Company without cause, Mr. Sparks is entitled to receive the compensation and benefits which would otherwise be payable to Mr. Sparks for a maximum of six months following such termination. Mr. Sparks' employment agreement provides for an annual special bonus to cover the principal and interest payments due under a note from Mr. Sparks to the Company for the purchase of 12,500 shares of Common Stock. Mr. Sparks' shares are subject to a Five Year Repurchase Option. The Company granted Mr. Sparks an option to purchase 100,000 shares at a purchase price of $6.00 per share, vesting over a five year period.

  Mr. Plonskier entered into an employment agreement with OCI effective July 5, 1994, to serve as Vice President, Finance with an initial annual base salary of $125,000 per year, in addition to certain other benefits. The agreement further provides that Mr. Plonskier participates in the Executive Bonus Plan whereby he is eligible for an annual bonus in an amount up to 20% of his base salary, at the discretion of the Compensation Committee of the Board of Directors.

  Each of Mr. Schmitt's, Mr. Sparks' and Mr. Plonskier's employment agreements provides that the agreement may be terminated by the employee upon 30 days prior written notice, or by the Company upon seven days (30 days in the case of Mr. Plonskier) prior written notice. Additionally, each agreement contains a general noncompete provision applicable during the employment period and for one year thereafter (180 days in the case of Mr. Schmitt in addition to the two year non-compete described above), which prohibits the employee from directly or indirectly engaging in the business of the Company (OCI in the case of Mr. Plonskier), and from soliciting the employees, clients or customers of the Company (OCI in the case of Mr. Plonskier). Such noncompetition provision is not violated by the employee's ownership of less than 1% of the outstanding stock of a publicly held corporation.

  In December 1994, Mr. Meals entered into an employment agreement with the Company pursuant to which Mr. Meals served as Chief Operating Officer of the Company's Technology Division, and provided for a base salary of $175,000 per year in addition to certain other benefits. Mr. Meals' employment agreement provided for an annual special bonus to cover the principal and interest payments due under a note from Mr. Meals to the Company for the purchase of 25,000 shares of Common Stock. Mr. Meals' shares were subject to a Five Year Repurchase Option. Mr. Meals resigned from the Company on January 31, 1997. Pursuant to his termination agreement, the Company repurchased from Mr. Meals 15,000 shares of Common Stock at $6.00 per share and in lieu of payment of a bonus in December 1996, the Company cancelled a loan in the amount of $58,500 owed by Mr. Meals. As of his resignation, Mr. Meals had vested 50,000 shares pursuant to options, 20,000 of which will expire on April 30, 1997, and the remaining 30,000 will expire on July 31, 1997.

                             EXECUTIVE BONUS PLAN

  Senior managers of the Company are eligible to receive an annual cash bonus award, targeted at an average of 20% of annual base compensation. Each eligible manager is measured against individually established goals and objectives that will determine the award.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other executive officers, and setting the compensation for these individuals. The Compensation Committee consists of the three nonemployee directors listed below.

  The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the

Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

  The compensation programs for the Company's executives established by the Compensation Committee consist of three elements tied to the foregoing objections: base salary; annual cash bonus; and stock-based equity incentives, primarily participation in the Company's stock option plans. In establishing base salaries for executives, the Compensation Committee monitors standards at comparable companies, particularly those that are in the same industry as the Company or related industries and/or located in the same general geographical area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined appropriate, the Compensation Committee also considers general conditions and the Company's financial performance in establishing base salaries of executives. In deciding to award options, the Compensation Committee also considers the number of options outstanding or previously granted and the aggregate size of current awards.

  For the year ended December 31, 1996, increases in the base salaries and bonuses of the Chief Executive Officer and the other named executive officers, were tied to performance-oriented goals set by the Compensation Committee earlier in the year. The Chief Executive Officer met or exceeded performance goals established by the Compensation Committee for 1996, including among other achievements, the successful completion of the Company's initial public offering and follow-on offering and the completion of significant debt financing.

  Based on its evaluation of the performance of the executive officers, the Compensation Committee believes that the Company's executive officers are committed to achieving positive long-term financial performance and enhance shareholder value, and that the compensation policies and programs discussed in this report have motivated the Company's executive officers to work toward these goals.

  Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits the Company's Federal income tax deduction for certain executive compensation in excess of $1 million paid to Chief Executive Officer and the four next highest paid named executive officers. The $1 million deduction limit does not apply, however, to "performance-based compensation" as that term is defined in
Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder. The Company does not anticipate that compensation payable to any executive officer will exceed $1 million for fiscal 1997.

  The Committee recognizes the possibility that at times, the amount of the base salary of a named executive officer, and other compensation not described in the preceding paragraph, may exceed $1 million and therefore may not be fully deductible for Federal income tax purposes. The Committee will make a determination at any such time whether to authorize the payment of such amounts without regard to deductibility or whether the terms of such payment should be modified as to preserve any deduction otherwise available.

                                          James N. Perry, Jr.
                                          Richard L. Fields
                                          Arjun Gupta

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee was formed in October 1995, and the members of the committee are Messrs. Fields, Perry and Gupta. None of the members was at any time during the fiscal year ended December 31, 1996, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Company's Board of Directors or Compensation Committee.

                               PERFORMANCE GRAPH

  The following graph shows a 12 month comparison of cumulative total return on the Company's Common Stock, based on the market price of the Common Stock assuming reinvestment of dividends, with a comparable return of the S&P 500 Index (the "S&P 500") and the CRSP Index of the Nasdaq Telecommunications Stocks (the "CRSP"), for the period beginning January 26, 1996, the day Omnipoint Corporation's Common Stock began trading, through December 31, 1996. The graph was derived from a very limited period of time, and as a result, is not necessarily indicative of possible future performance of the Company's Common Stock.


                    COMPARISON OF TWELVE-MONTH CUMULATIVE
                  TOTAL RETURN AMONG OMNIPOINT CORPORATION
                    THE S&P 500 INDEX AND THE CRSP INDEX

                             [GRAPH APPEARS HERE]

                   JAN-96     MAR-96     JUN-96     SEP-96     DEC-96
Omnipoint           $100       $121       $124       $139        $92
S&P 500             $100       $104       $109       $111       $119
CRSP                $100       $106       $108       $104       $104

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 31, 1997, by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock;
(ii) each of the Company's directors; (iii) each of the Named Officers; and
(iv) all current officers and directors as a group. Unless otherwise indicated, each person has sole voting power and investment power with respect to the shares attributed to them.

                                                                COMMON STOCK
                                                             BENEFICIALLY OWNED
                                                                   AS OF
                                                             MARCH 31, 1997(1)
                                                             ------------------
                                                             NUMBER OF
BENEFICIAL OWNER                                               SHARES   PERCENT
----------------                                             ---------- -------
Avance Capital(2)...........................................  8,968,000  17.47%
Madison Dearborn Capital Partners, L.P.(3)..................  6,190,156  12.00
Allen & Company Incorporated(4).............................  2,747,947   5.22
Richard Fields(5)...........................................  3,189,065   6.03
Paul J. Finnegan(6).........................................  6,190,156  12.00
Evelyn R. Goldfine(7)(14)...................................    350,945      *
Arjun Gupta.................................................          0    --
Randall R. Meals(8).........................................     60,834      *
James N. Perry, Jr.(9)......................................  6,190,156  12.00
Harry Plonskier(10)(15).....................................     35,734      *
James J. Ross(11)...........................................  1,719,720   3.30
George F. Schmitt(12)(15)...................................    230,771      *
Douglas G. Smith(13)(15).................................... 11,343,000  22.10
Bradley E. Sparks(14)(15)...................................     51,220      *
All officers and directors as a group (11 persons)(16)...... 23,171,445  42.61

--------
*   Less than one percent.
 (1) As of March 31, 1997, the Company had outstanding 51,331,657 shares of Common Stock. Amounts include outstanding options or warrants which are exercisable within 60 days of March 31, 1997. Shares of Common Stock subject to outstanding options or warrants which are exercisable within 60 days of March 31, 1997, are deemed outstanding for computing the percentage ownership of the persons holding such options but are not deemed outstanding for the percentage ownership of any other person.
 (2) Avance Capital is a proprietorship. Mr. Smith has voting and investment power with respect to these shares. Its address is 8300 Boone Blvd., Suite 500, Vienna, VA 22180.
 (3) Includes 229,167 shares of Common Stock issuable upon exercise of outstanding warrants. All of such shares are held of record by Madison Dearborn Capital Partners, L.P. ("MDCP"). MDCP is a limited partnership. Madison Dearborn Partners, L.P. ("MDP") is the general partner of MDCP. Investment and voting control over securities owned by MDCP is shared by a committee of the limited partners of MDP (the "L.P. Committee"). The address of MDCP is Three First National Plaza, Suite 1330, Chicago, Illinois 60602.
 (4) Includes 1,300,603 shares of Common Stock issuable upon exercise of outstanding warrants. Excludes shares and shares issuable upon exercise of warrants which are beneficially owned by certain officers, directors and employees of Allen and related persons. Allen disclaims beneficial ownership of such shares. Allen's address is 711 Fifth Avenue, New York, NY 10022.
 (5) Includes 215,250 shares of Common Stock issuable upon exercise of outstanding warrants, and 2,747,947 shares (including shares issuable upon exercise of outstanding warrants) held by Allen. Mr. Fields is a Managing Director of Allen.

 (6) All of such shares are held of record by MDCP. Mr. Finnegan is a member of the L.P. Committee. Mr. Finnegan may therefore be deemed to share investment control with respect to the shares of Common Stock owned by MDCP and may therefore be deemed to have beneficial ownership of shares of Common Stock owned by MDCP. The business address of Mr. Finnegan is c/o MDP Inc., Three First National Plaza, Suite 1330, Chicago, Illinois 60602.
 (7) Includes 245,862 shares of Common Stock issuable upon exercise of outstanding options and 78,025 shares held in a family limited partnership. Ms. Goldfine is a general partner in such partnership and shares voting and investment power with regard to 78,025 shares so held.
 (8) Includes (i) 50,000 shares of Common Stock issuable upon exercise of outstanding stock options, 20,000 of which will expire on April 30, 1997; and (ii) 300 shares owned by his minor children. Mr. Meals resigned from the Company on January 31, 1997.
 (9) All of such shares are held of record by MDCP. Mr. Perry is a member of the L.P. Committee. Mr. Perry may therefore be deemed to share investment control with respect to the shares of Common Stock owned by MDCP and may therefore be deemed to have beneficial ownership of shares of Common Stock owned by MDCP. The business address of Mr. Perry is c/o MDP Inc., Three First National Plaza, Suite 1330, Chicago, Illinois 60602.
(10) Includes 33,234 shares of Common Stock issuable upon exercise of outstanding options.
(11) Includes 840,375 shares of Common Stock issuable upon exercise of outstanding options held by Mr. Ross and 286,900 shares owned by Mr. Ross' children. With respect to shares owned by his children, Mr. Ross shares voting and investment power with regard to 143,450 shares and has sole voting and investment power with respect to 143,450 shares. As a result, Mr. Ross may be deemed to be the beneficial owner of such shares. Mr. Ross' address is c/o Becker Ross Stone DeStefano & Klein, 317 Madison Avenue, New York, NY 10017.
(12) Includes 100,000 shares of Common Stock issuable upon exercise of outstanding stock options.
(13) Includes 31,720 shares owned by Mr. Smith's minor children, 8,968,000 shares held by Avance Capital, a sole proprietorship, and 1,180,569 shares held in a trust. Mr. Smith does not exercise voting or investment power over, and disclaims beneficial ownership of, the shares held in the trust. Mr. Smith has voting and investment power with respect to the other shares.
(14) Includes 400 shares held as custodian for Mr. Sparks' minor child and 33,320 shares of Common Stock issuable upon exercise of outstanding options.
(15) The address of each of Mr. Smith, Mr. Schmitt, Ms. Goldfine, Mr. Plonskier and Mr. Sparks, is c/o the Company, 3 Bethesda Metro Center, Suite 400, Bethesda, Maryland 20814.
(16) Includes 3,047,811 shares issuable upon exercise of outstanding options and warrants.

       PROPOSAL NO. 2: ADOPTION OF THE COMPANY'S 1997 OMNIBUS STOCK PLAN

  The Board of Directors proposes that the stockholders of the Company approve the 1997 Omnibus Stock Plan (the "Plan"). The following is a fair and complete summary of the Plan as proposed to be adopted; it is qualified in its entirety by reference to the full text of the Plan, which appears as Exhibit A to this Proxy Statement.

GENERAL

  Purpose: The purpose of the Plan as proposed is to promote the long-term growth and profitability of the Company by providing key people with incentives to improve stockholder value and contribute to the growth and financial success of the Company, and by enabling the Company to attract, retain and reward the best-available persons for positions of substantial responsibility.

  Shares Available under the Plan: The number of shares of Common Stock that may be issued with respect to awards granted under the proposed Plan shall not exceed an aggregate of 2,500,000 shares of Common Stock. The maximum number of shares of Common Stock subject to awards of any combination that may be granted during any one fiscal year of the Company to any one individual shall be limited to 100,000. These limits are subject to adjustment to reflect any stock dividends, split-ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like. If any award, or portion of an award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the surrendered shares shall thereafter be available for further awards under the Plan. As of April 15, 1997, the fair market value of a share of the Company's Common Stock, determined by the last reported sale price per share of Common Stock on such date as quoted on the Nasdaq National Market, was $8.00.

  Administration: The proposed Plan will be administered by the Board of Directors or by such committee or committees as may be appointed by the Board of Directors from time to time (the Board of Directors, committee or committees hereinafter referred to as the "Administrator"). The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which awards shall be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee's employment; and (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

  In the event of changes in the Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Plan and to the number, kind and price of shares covered by awards granted, and shall, in its discretion and without the consent of holders of awards, make any other adjustments in awards, including but not limited to reducing the number of shares subject to awards or providing or mandating alternative settlement methods such as settlement of the awards in cash or in shares of Common Stock or other securities of the Company or of any other entity, or in any other matters which relate to awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

  Without the consent of holders of awards, the Administrator, in its sole discretion, may make any modifications to any awards, including but not limited to cancellation, forfeiture, surrender or other termination of the awards in whole or in part regardless of the vested status of the award, in order to facilitate any business combination that is authorized by the Board of Directors of the Company to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

  Without the consent of holders of awards, the Administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

  Participation: Participation in the Plan will be open to all employees, officers, directors and consultants of the Company or any of its affiliates, as may be selected by the Administrator from time to time. As of April 15, 1997, all five non-employee directors, approximately 950 employees and consultants would be eligible to participate in the Plan.

TYPE OF AWARDS

  The Plan as proposed would allow stock options, stock appreciation rights, stock awards, phantom stock awards and performance awards to be granted. These awards may be granted separately or in tandem with other awards. The Administrator will determine the prices, expiration dates and other material conditions upon which such awards may be exercised.

  Stock Options: The proposed Plan allows the Administrator to grant either awards of incentive stock options as that term is defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options; provided, however, that awards of incentive stock options shall be limited to employees of the Company or of any subsidiary of the Company. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. The option exercise price may be paid in cash, by tender of shares of Common Stock, by a combination of cash and shares, or by any other means the Administrator approves.

  Stock Appreciation Rights: The proposed Plan allows the Administrator to grant awards of Stock Appreciation Rights ("SAR"). An SAR entitles the holder to receive a payment in cash, in shares of Common Stock, or in a combination of both, having an aggregate value equal to the product of (i) the excess of
(A) the fair market value on the exercise date of one share of Common Stock over (B) the base price per share specified in the grant agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised.

  Stock and Phantom Stock Awards: The proposed Plan allows the Administrator to grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units ("phantom stock") to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of Common Stock, or in a combination of both.

  Performance awards: The proposed Plan allows the Administrator to grant performance awards which become payable in cash, in shares of Common Stock, or in a combination of both, on account of attainment of one or more performance goals established by the Administrator. Performance goals established by the Administrator may be based on the Company's or an affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an affiliate as a whole, over such performance period as the Administrator may designate.

AWARDS UNDER THE PLAN

  Because participation and the types of awards granted under the Plan as proposed are subject to the discretion of the Administrator, the benefits or amounts that will be received by any participant or groups of participants if the Plan is approved are not currently determinable.

AMENDMENT AND TERMINATION

  The Board of Directors of the Company may terminate, amend or modify the Plan or any portion thereof at any time.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a general summary of the current federal income tax treatment of stock options, which would be authorized to be granted under the Plan as proposed, based upon the current provisions of the Code and regulations promulgated thereunder. The discussion set forth below, insofar as it relates to the deductibility of any compensation payable under the Plan, is subject to the paragraph captioned "Disallowance of Deductions" relating to compensation in excess of $1,000,000 payable to certain executive officers.

  Incentive Stock Options: Incentive stock options under the Plan are intended to meet the requirements of Code section 422. No tax consequences result from the grant of the option. If an option holder acquires stock upon the exercise, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and the Company will be allowed no deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or of a subsidiary; and (b) the option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the stock is transferred to the option holder. The three-month period is extended to one year in the event of disability and is waived in the event of death of the employee. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

  If the option holder fails to comply with the employment requirement discussed above, the tax consequences will be the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the exercise price. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, an equivalent deduction will be allowed to the Company in the same year.

  Nonqualified Stock Options: No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder's basis in such shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

  Disallowance of Deductions: The Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan which limits the number of shares that may be issued to any individual and which is approved by the corporation's stockholders.

REQUIRED VOTE

  Adoption of the 1997 Omnibus Stock Plan requires the affirmative vote of the holders of a majority of shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 1997 OMNIBUS STOCK PLAN.

            PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF AUDITORS

  Coopers & Lybrand L.L.P. has served as the Company's independent auditors since inception and has been selected by the Board as the Company's independent auditors for the fiscal year ending December 31, 1997. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting thereon, management will review its future selection of auditors.

  Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

  Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Coopers & Lybrand L.L.P. as the independent auditors for the current year.

REQUIRED VOTE

  The ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1997 requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

  To be considered for presentation to the Annual Meeting of Stockholders to be held in 1998, a stockholder proposal must be received by Edwin M. Martin, Jr., Secretary, Omnipoint Corporation, 3 Bethesda Metro Center, Suite 400, Bethesda, Maryland 20814, no later than December 19, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

  SEC rules require the Company to disclose all known delinquent Section 16(a) filings by its officers, directors and 10% stockholders in this Proxy Statement. Based solely on its review of the copies of reports received by it, or written representations from certain reporting persons that no such reports were required for those persons, the Company believes that, for the period beginning March 31, 1996 through December 31, 1996, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with, except that Messrs. Gupta and Meals did not timely file one or more Form 4s.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

  It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

  A copy of the Company's 1996 Annual Report to Stockholders accompanies this Proxy Statement. The Company has filed an Annual Report for its fiscal year ended December 31, 1996 on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Omnipoint Corporation, Attn: Investor Relations, 3 Bethesda Metro Center, Suite 400, Bethesda, Maryland 20814.

                                          By Order of the Board of Directors

                                          /s/ Edwin M. Martin, Jr.,


                                          Edwin M. Martin, Jr.,
                                          Secretary


Dated: April 28, 1997
Bethesda, Maryland

                                                                      EXHIBIT A

                            1997 OMNIBUS STOCK PLAN

1. ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

  Omnipoint Corporation hereby establishes the OMNIPOINT CORPORATION 1997 OMNIBUS STOCK PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of Omnipoint Corporation (the "Corporation") by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best-available persons for positions of substantial responsibility.

  The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2. DEFINITIONS

  Under this Plan, except where the context otherwise indicates, the following definitions apply:


    (a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

    (b) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

    (c) "Board" shall mean the Board of Directors of the Corporation.

    (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

    (e) "Common Stock" shall mean shares of common stock of the Corporation, par value of one cent ($0.01) per share.

    (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (g) "Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above.

    (h) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

    (i) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Code section 424(e), or any successor thereto.

    (j) "Rule 16b-3" shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

    (k) "Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto.

3. ADMINISTRATION

  (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

  (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

  The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in the next sentence or in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

  The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

  (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

  (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

  (e) Indemnification. To the maximum extent permitted by law and by the Corporation's charter and by-laws, the members of the Administrator shall be indemnified by the Corporation in respect of all their activities under the Plan.

  (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4. SHARES AVAILABLE FOR THE PLAN; MAXIMUM AWARDS

  Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 2,500,000 shares of Common Stock. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

  Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual shall be limited to 100,000. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5. PARTICIPATION

  Participation in the Plan shall be open to all employees, officers, directors and consultants of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time.

6. AWARDS

  The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

  (a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

  (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of
(i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

  (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

  (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

  (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Corporation's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Corporation or an Affiliate as a whole, over such performance period as the Administrator may designate.

7. MISCELLANEOUS

  (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Corporation, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Corporation of such tax obligations is made in shares of Common Stock, such shares shall be value at Fair Market Value on the applicable date for such purposes.

  (b) Loans. The Corporation may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

  (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

  (d) Adjustments; Business Combinations. In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan and to the number, kind and price of shares covered by Awards granted, and shall, in its discretion and without the consent of holders of Awards, make any other adjustments in Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

  Notwithstanding anything in the Plan to the contrary and without the consent of holders of Awards, the Administrator, in its sole discretion, may make any modifications to any Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards in whole or in part regardless of the vested status of the Award, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

  The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

  (e) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

  (f) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time.

  (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

  (h) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

  (i) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan was adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

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

PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             OMNIPOINT CORPORATION


  The undersigned hereby appoints Douglas G. Smith and Bradley E. Sparks proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Omnipoint Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 29, 1997 or any adjournment thereof.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



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

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

ITEM 1 - ELECTION OF DIRECTORS

    [_] FOR          [_]  WITHHELD
                          FOR ALL

Nominees: Richard L. Fields, Paul J. Finnegan, Evelyn Goldfine, Arjun Gupta, James N. Perry, Jr., James J. Ross, George F. Schmitt, Douglas G. Smith

WITHHELD FOR : (Write that nominee's name in the space provided below).


--------------------------------------------------------------------------------

ITEM 2 - ADOPTION OF THE 1997 OMNIBUS STOCK PLAN

    [_] FOR     [_] AGAINST      [_] ABSTAIN

ITEM 3 - APPOINTMENT OF INDEPENDENT AUDITORS

    [_] FOR     [_] AGAINST      [_] ABSTAIN




Signature                         Signature               Date
         -------------------------         ---------------    ------------------


Note: Please sign as name appears hereon. Joint creditors should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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                             FOLD AND DETACH HERE